SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549

                          FORM 8-K

                   CURRENT REPORT PURSUANT
                TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) February 23, 2000

                    DATRON SYSTEMS INCORPORATED
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

       0-7445                              95-2582922
(Commission File Number)        (IRS Employer Identification No.)


     3030  Enterprise  Court,  Vista, California    92083-8347
(Address of Principal Executive Offices)            (Zip Code)


                         (760) 734-5454
    (Registrant's Telephone Number, Including Area Code)


   (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

On February 23, 2000, the Board of Directors of Datron
Systems Incorporated (the "Registrant" or "Datron") adopted the Second Amendment to the Registrant's Stockholder Rights
Agreement. This amendment changed the definition of Acquiring Person to a person who is the beneficial owner of fifteen (15%) or more of the outstanding shares of Datron's common stock. See Exhibit 10.73.


Item 7.   Financial Statements and Exhibits.

Exhibits:

10.73 Second Amendment to Stockholder Rights Agreement dated February 23, 2000.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        DATRON SYSTEMS INCORPORATED



Date: March 2, 2000
                        /s/ William L. Stephan
                        Vice President and Chief Financial Officer
                        (Principal Financial and Accounting Officer)